As filed with the Securities and Exchange Commission on February 17, 2005

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                      1-5706                    58-0971455
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

    8000 Tower Point Drive, Charlotte, NC                           28227
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  (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (704) 321-7380
                                                          ----------------

          (Former name or former address, if changed since last report)


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Item 2.01 Acquisition or Disposition of Assets

o On February 14, 2005, Metromedia International Group, Inc. (the "Company") completed a restructuring of its interest in Magticom, Ltd. ("Magticom"), the Company's business venture in the Republic of Georgia operating a wireless communications network, on terms reflecting those contained in the previously announced memorandum of understanding, dated April 23, 2004, between the Company and Dr. George Jokhtaberidze, the co-founder of Magticom. As part of the restructuring, the Company purchased an additional 8.3% interest in Magticom from Dr. Jokhtaberidze; increasing the Company's ownership interest in Magticom to 42.8%. The Company and Dr. Jokhtaberidze placed their respective Magticom ownership interests into a holding vehicle ("ITC LLC") owned 50.1% by the Company and 49.9% by Dr. Jokhtaberidze. ITC LLC now owns, directly and indirectly, 85.5% of Magticom; and the Company now has the largest effective ownership interest in Magticom and is able to exert operational control over Magticom. A wholly-owned subsidiary of the Company issued a promissory note in the amount of $23,085,896 to Dr. Jokhtaberidze in payment of the additional 8.3% Magticom interest the Company obtained. This payment amount reflects Magticom's actual performance for 2004, and differs from the amount set forth in earlier Company filings which were based on 2003 Magticom results. As security for the promissory note, the Company has assigned to Dr. Jokhtaberidze its right to receive a portion of its future dividends from Magticom until the loan is paid in full.

o Following the aforementioned restructuring of Magticom interests, ITC LLC paid $15 million to the Georgian government to cancel all of the Georgian government's rights under the previously announced memorandum of understanding between the Georgian government and a wholly-owned subsidiary of the Company providing for such subsidiary to issue an assignable option to purchase a 20% ownership interest in Magticom to the Georgian government. The $15 million payment was fully funded with cash contributions to ITC LLC made by the Company and Dr. Jokhtaberidze in proportion to their respective 50.1% and 49.9% ownership shares of ITC LLC.

     The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

     On February 15, 2005, the Company announced that a wholly-owned subsidiary of the Company paid $5 million to purchase an additional 51% ownership interest in Telecom Georgia, a Georgian long-distance transit operator, from the Georgian government, bringing the Company's total ownership interest in Telecom Georgia to 81%.

     The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

     On February 15, 2005, the Company also announced the following with respect to the previously announced proposed merger of the Company:

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o    The exclusivity period granted to the investor group (the "Investor Group")
     comprised of Emergent Telecom Ventures S.A. ("Emergent"), First National Holding S.A. ("FNH") and Baring Vostok Capital Partners (Cyprus) Limited for completion of its due diligence review of the Company and negotiation and execution of a definitive merger agreement expired on February 14, 2005 without the signing of such a transaction agreement between the Company and the Investor Group.

o The Company's Board of Directors has determined that the Investor Group's previously announced proposal to acquire the Company at an enterprise value of $300 million no longer provides adequate consideration to the Company's stakeholders in light of better than expected 2004 operating results at Magticom and a favorable change in the currency exchange rate of Georgian Lari to U.S. Dollars.

o The Company has reached an agreement, subject to final documentation and approval by the Company's Board of Directors, with Emergent and FNH for a sale of the Company's entire interest in PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, for a purchase price of $212 million.

o Although the Company is currently working to finalize the sale of PeterStar, it is continuing to explore all available strategic alternatives.

     The press release announcing this matter is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      The Company will file with the Securities and Exchange Commission the financial information required under Item 9.01 (a) and (b) of Form 8-K within the time period permitted by Item 9.01 (a)(4) and Item 9.01 (a) and(b)(2) of Form 8-K for filing such information.


(c)  Exhibits

99.1 Press Release of Metromedia International Group, Inc., dated February 15, 2005, related to recent developments with respect to the Company's business ventures in the Country of Georgia.

99.2 Press Release of Metromedia International Group, Inc., dated February 15, 2005, related to sale process developments.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                METROMEDIA INTERNATIONAL GROUP, INC.


                                By: /S/ HAROLD F. PYLE, III
                                    --------------------------------------------
                                    Name:  Harold F. Pyle, III
                                    Title: Executive Vice President Finance,
                                           Chief Financial Officer and Treasurer

Date: February 17, 2005
Charlotte, NC